UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2023

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York 10019
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Investor Presentation

On September 18, 2023, Global Net Lease, Inc. (“GNL” or the “Company”) prepared an investor presentation that officers and other representatives of the Company intend to present at conferences and meetings. A copy of the investor presentation is furnished as Exhibit 99.1 of this Current Report on Form 8-K.  The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Risk Factor Update

As previously announced, on September 12, 2023, the Company completed its merger with The Necessity Retail REIT, Inc. (“RTL”)(“REIT Merger”) and the internalization of the Company’s advisory and property management functions (collectively with the REIT Merger, the “Transactions”).

The following risk factors are provided to update and supplement the risk factors of the Company previously disclosed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023.

Following the Transactions, we may be unable to integrate the operations of RTL and the other entities we acquired in the Transactions successfully and may not realize the anticipated synergies and other benefits of the Transactions or do so within the anticipated time frame.

Prior to the Transactions, we and RTL were externally-managed REITs. Neither of us had employees, other than a limited tax-service employee in Europe that we employed. After the Internalization Merger, we became an internally-managed REIT and are responsible for hiring and maintaining our own workforce to facilitate the advisory and property management services. Because we are now internally managed, we are responsible for directly compensating our officers, employees, and consultants, as well as paying overhead expenses associated with our workforce. There is no assurance that we will realize all, or any, of the anticipated cost-saving synergies. Specifically, we are subject to potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes, and other employee-related liabilities and grievances. We bear the cost of establishing and maintaining employee compensation plans. In addition, as we have never previously operated as a self-managed REIT, we may encounter unforeseen costs, expenses, and difficulties associated with providing these services on a self-advised basis.

In addition, the REIT Merger involved the combination of two companies that previously operated as independent public companies, together with their respective operating partnerships. We may encounter difficulties and unexpected costs in the integration process, including: the inability to sell assets; economic or industry downturns, including interest rate increases; potential unknown liabilities; negative market perception of our revised plan for investment; delays or regulatory conditions associated with the REIT Merger; and performance shortfalls as a result of the diversion of management’s attention by completing the REIT Merger and executing our business plan.

We have substantial indebtedness.

As part of the REIT Merger, we assumed all of RTL’s outstanding indebtedness totaling $2.2 billion. We also repaid amounts outstanding on RTL’s credit facility by borrowing $0.5 billion under our credit facility. On a pro forma basis as of June 30, 2023 after giving effect to the Transactions, we had $5.3 billion of indebtedness which includes amounts drawn on our credit facility that were used to repay indebtedness under RTL’s credit facility.

There is no assurance we will generate sufficient cash flow to pay principal and interest when due on our indebtedness. Our indebtedness could have important consequences, including:

• vulnerability to general adverse economic and industry conditions;

• limits on our ability to obtain additional financing for uses such as to fund future working capital, capital expenditures, acquisitions, and other general corporate requirements;

• requiring the use of a substantial portion of our cash flow to pay principal and interest reducing cash flow available to pay distributions, fund working capital, acquisitions, capital expenditures, and general corporate requirements;

• limiting our flexibility in planning for, or reacting to, changes in the real estate market generally or our properties specifically;

• requiring us to maintain certain debt coverage and other financial ratios at specified levels, thereby reducing our financial flexibility;

• exposing us to increases in interest rates including to the extent variable rate debt is reset and not otherwise capped by use of a swap or interest rate hedge;

• requiring us to sell one or more of our properties at disadvantageous prices in order to pay interest or principal on our indebtedness;

• increasing the risk of an event of default if we fail to comply with the terms of our debt agreements including timely paying principal and interest when due or failing to comply with the financial and other restrictive covenants contained in the agreements governing our debt obligations which could result in acceleration of the debt and foreclosure by lenders on assets securing the debt; and

• putting us at a disadvantage compared to our competitors with less indebtedness.

Our ability to make scheduled payments on and to refinance our indebtedness depends on and is subject to our future financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond its control. Our business may fail to generate sufficient cash flow from operations or future borrowings may be unavailable to us, including under our credit facility or from other sources in an amount sufficient to enable us to service our debt, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt. We may be unable to refinance any of our debt on commercially reasonable terms or at all. If we were unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as asset sales, equity issuances or negotiations with our lenders to restructure the applicable debt. Our credit facility and the indentures governing our senior notes restrict, and market or business conditions may limit, our ability to take some or all of these actions. Any restructuring or refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. In addition, our credit facility and the indentures governing our senior notes permit us or our consolidated subsidiaries to incur additional debt, including secured debt, and the amount of additional indebtedness incurred could be substantial.

As of June 30, 2023, on a pro forma basis after giving effect to the Transactions, a total of $0.4 billion of our indebtedness bearing interest at a weighted rate of 3.8% matures in calendar year 2024. Interest rates have increased considerably in the last twelve months and may continue to increase. The interest rate on any indebtedness we refinance will likely be higher than the rate on the maturing indebtedness. If we need to repay existing debt during periods of rising interest rates, we may need to post additional collateral or sell one or more of our investments in properties even though we would not otherwise choose to do so. There is no assurance that we will be able to refinance any of our indebtedness as it comes due, especially indebtedness secured by mortgages, on favorable terms, or at all. Increases in interest rates or changes in underwriting standards imposed by lenders may require us to use either cash on hand or raise additional equity to repay or refinance any indebtedness or for that matter to incur new indebtedness. If we are unable to repay or refinance any indebtedness secured by mortgages, we may lose the property secured by the mortgage in a foreclosure action.

We have incurred, and may continue to incur, variable-rate debt. As of June 30, 2023, on a pro forma basis after giving effect to the Transactions, a total of 23% of our debt bore interest at variable rates which averaged 6.3% on a weighted average basis. Increases in interest rates on our variable-rate debt or any new indebtedness we may incur either as part of a refinancing or a new property acquisition would increase our interest cost. If we need to repay existing debt during periods of rising interest rates, we may need to post additional collateral or sell one or more of our investments in properties even though we would not otherwise choose to do so. We have historically entered into, and expects to continue to enter into, these types of transactions in order to manage or mitigate our interest rate risk on variable rate debt, but there is no assurance these arrangements will be available on terms and conditions acceptable to us, if at all.

Future sales of common stock by the selling stockholders may adversely affect the market price of common stock.

AR Global Investments, LLC and its affiliates acquired 35,339,062 shares of our common stock in connection with the internalization merger and on conversion of the limited partner units (“LTIPs”). All of these shares have been registered for resale subject to the terms of the Registration Rights and Stockholders Agreement, dated as of September 12, 2023 between the Company and the selling stockholders. Future sales of common stock by the selling stockholders may adversely affect the market price of our common stock. These sales also might make it more difficult for us to sell equity securities in the future at a time and price we deem appropriate.

The occurrence of a ratings decline may require us to redeem RTL Senior Notes under the indenture governing the RTL Senior Notes, and we may not have the funds necessary to finance such a redemption.

Under the indenture governing RTL’s 4.50% Senior Notes due 2028 (the “RTL Senior Notes”), which we assumed in connection with the REIT Merger, we are required to make an offer to repurchase all outstanding RTL Senior Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, upon the occurrence of a “Change of Control Triggering Event”, which is defined as both (1) a change of control and (2) a ratings downgrade on the RTL Senior Notes by at least two out of three applicable rating agencies within 60 days following the change of control, as compared to the applicable ratings of the RTL Senior Notes 60 days prior to either the date of the change of control or the date of public notice thereof, in each case subject to certain terms and conditions.

We believe the Transactions constituted a change of control under the indenture governing the RTL Senior Notes. In the event the Transactions do in fact constitute a change of control under the indenture, we would be required to redeem the RTL Senior Notes at 101% of the principal amount thereof in the event a subsequent ratings decline were to occur, as described above.

If required to make an offer, we may not have sufficient funds, or the ability to raise sufficient funds, to redeem the RTL Senior Notes at the time we are required to do so. A failure by us to redeem the RTL Senior Notes as required under the indenture would constitute an event of default thereunder, which in turn would constitute a default under our credit facility.

There is no assurance that we will pay dividends or other distributions at the rate currently paid by us or at all.

We cannot guarantee that we will be able to pay dividends or other distributions on a regular basis on our common stock or any series of our preferred stock. Decisions regarding the frequency and amount of any future dividends we pay on our common stock will remain at all times at the discretion of our board, which reserves the right to change our dividend policy at any time and for any reason. If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources. There can be no assurance that other sources will be available on favorable terms, or at all.

In addition, following the Transactions, we expect to declare dividends starting with the third quarter of 2023 at a rate equal to $0.354 per share of common stock (or $1.42 per share on an annualized basis), which is less than our prior quarterly dividend which was equal to $0.400 per share of common stock (or $1.60 per share on an annualized basis).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: September 18, 2023	By:	/s/ James L. Nelson
	Name:	James L. Nelson
	Title:	Co-Chief Executive Officer